                                                                   EXHIBIT 10.36



                                                               SIGNATURE VERSION



                                           *** Text Omitted and Filed Separately
                                          Confidential Treatment Requested Under
                             17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406




                     JOINT MARKETING AND PROMOTION AGREEMENT



                                    between:



                           HEALTHEON/WEBMD CORPORATION

                             a Delaware Corporation;



                                       and



                                MEDIBUY.COM, INC.

                             a Delaware Corporation


                         ------------------------------

                          Dated as of January 18, 2000

                         ------------------------------

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                                                               SIGNATURE VERSION

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

1. DEFINITIONS AND RULES OF CONSTRUCTION..............................................1
        1.01 General Definitions......................................................1
        1.02 Terms Defined in the Agreement...........................................3
        1.03 Rules of Construction....................................................3

2. NEW COMMERCE SITE DEVELOPMENT PLAN.................................................3

3. CREATION OF THE NEW COMMERCE SITE AND MODIFICATIONS TO EXISTING SITES..............4
        3.01 Changes to the MEDIBUY Site..............................................4
        3.02 Creation of the New Commerce Site........................................4
           (a) General................................................................4
           (b) Hosting................................................................4
           (c) Look and Feel..........................................................4
           (d) Access to the New Commerce Site........................................5
        3.03 Future Changes to the Look and Feel of the WebMD Professional Site.......5

4. PERFORMANCE STANDARDS..............................................................5
        4.01 Technical Performance Standards..........................................5
        4.02 Standards Relating to the New Commerce Site..............................6
           (a) General................................................................6
           (b) Record Keeping.........................................................6
           (c) Discounts..............................................................6

5. ADVERTISING AND PROMOTION..........................................................6
        5.01 Launch Campaign by WebMD.................................................6
        5.02 Post Launch Campaign by WebMD............................................7
        5.03 Sales Development Obligations of MEDIBUY.................................7

6. CHANGES TO PRODUCTS AND SERVICES OFFERED BY THE NEW COMMERCE SITE..................7
        6.01 Prohibited Uses..........................................................7
        6.02 Right of MEDIBUY to Provide New Vendors and Products.....................8
        6.03 Right of WebMD to Request that MEDIBUY Introduce New Vendors or Products.8
        6.04 Right of WebMD to Request that MEDIBUY Prevent the Offering of Certain
             Products or Services to WebMD Members....................................9
        6.05 Removal of Illicit and Harmful Items.....................................9

7. EXCLUSIVITY........................................................................9
        7.01 Definitions Related to Exclusivity.......................................9
        7.02 MEDIBUY's Exclusive Rights..............................................10
           (a) Promotion of Medibuy Competitors......................................10
           (b) Exceptions............................................................10
        7.03 When WebMD May Terminate MEDIBUY's Exclusive Rights.....................11
           (a) Failure to Implement the New Commerce Site Development Plan...........11
           (b) Failure to Meet Technical Performance Standards.......................11



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                                                               SIGNATURE VERSION


           (c) Sale or Promotion of Certain Products.................................11
        7.04 WebMD's Exclusive Rights................................................11
        7.05 Sponsorship Arrangements................................................12
        7.06 When MEDIBUY May Terminate WebMD's Exclusive Rights.....................12
           (a) Failure to Implement the New Commerce Site Development Plan...........12
           (b) Sale or Promotion of Certain Products.................................13
        7.07 No Exclusive Rights as Regards Services.................................13

8. COMPENSATION......................................................................13
        8.01 General.................................................................13
        8.02 Payment and Reporting Terms.............................................14
        8.03 Audit Rights............................................................15
        8.04 Change in Law...........................................................15
        8.05 MEDIBUY Linking Option..................................................16

9. LICENSES..........................................................................16
        9.01 Reciprocal Right to Use Marks...........................................16
        9.02 RESTRICTIONS ON USE OF MARKS............................................16

10. GOVERNANCE AND OVERSIGHT.........................................................17
        10.01 Appointment and Role Contract Managers.................................17
        10.02 Appointment and Role Steering Group....................................17

11. DISPUTE RESOLUTION...............................................................18
        11.01 Efforts by Contract Managers...........................................18
        11.02 Efforts by Steering Committee..........................................18
        11.03 Mediation and Arbitration..............................................19

12. WEBMD MEMBER DATA................................................................19
        12.01 Ownership..............................................................19
        12.02 Use of WebMD Member Data...............................................19
        12.03 Security and Privacy...................................................20

13. OWNERSHIP OF INTELLECTUAL PROPERTY...............................................20
        13.01 Ownership by MEDIBUY...................................................20
        13.02 Ownership by WebMD.....................................................20
        13.03 Ownership and the New Commerce Site....................................20

14. TERM AND TERMINATION.............................................................21
        14.01 Term...................................................................21
        14.02 Early Termination by Either Party......................................21
           (a) Either Party..........................................................21
           (b) By MEDIBUY............................................................21
        14.03 Transition Planning....................................................22
        14.04 Effect of Termination..................................................22
        14.05 Survival...............................................................22

15. REPRESENTATIONS AND WARRANTIES...................................................22



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                                                               SIGNATURE VERSION

        15.01 Mutual Representations and Warranties..................................22
        15.02 Representations and Warranties by WebMD................................23
        15.03 Representations and Warranties by MEDIBUY..............................23
        15.04 Indemnity..............................................................24
           (a) Each Party............................................................24
           (B) MEDIBUY...............................................................24
        15.05 Indemnification Procedure..............................................24
        15.06 Infringement Indemnity.................................................25
        15.07 No Other Representations or Warranties.................................25
        15.08 Remedies Cumulative....................................................25

16. DISCLAIMER OF OTHER WARRANTIES...................................................25

17. LIMITATION OF LIABILITY..........................................................26

18. CONFIDENTIALITY..................................................................26
        18.01 Confidential Information...............................................26
        18.02 Protection of Confidential Information.................................26
        18.03 Permitted Disclosure...................................................27
        18.04 Applicability..........................................................27
        18.05 Confidentiality of the Terms of this Agreement.........................27
        18.06 Public Disclosure of the Terms of this Agreement.......................27

19. MISCELLANEOUS....................................................................28
        19.01 Press Release..........................................................28
        19.02 No Joint Venture.......................................................28
        19.03 Governing Law..........................................................28
        19.04 Amendment or Modification..............................................28
        19.05 No Assignment..........................................................28
        19.06 Notices................................................................29
        19.07 Entire Agreement.......................................................30
        19.08 Waiver.................................................................30
        19.09 No Third Party Beneficiaries...........................................30
        19.10 Fees and Expenses......................................................30
        19.11 Severability...........................................................30
        19.12 Counterparts; Facsimiles...............................................31
        19.13 Insurance..............................................................31



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                                                               SIGNATURE VERSION


                     JOINT MARKETING AND PROMOTION AGREEMENT

        This JOINT MARKETING AND PROMOTION AGREEMENT (the "Agreement"), by and among HEALTHEON/WEBMD CORPORATION, a Delaware corporation, located at 4600 Patrick Henry Drive, Santa Clara, CA 95054, ("WebMD"), and MEDIBUY.COM, INC., a Delaware corporation ("MEDIBUY "), is made and entered into as of the latest of the signature dates set forth on the signature page below and shall be effective as of such date (the "Effective Date").

                                    RECITALS

        A. WebMD owns and operates a Site on the world wide web currently titled "WebMD" (the "WebMD Site") at and within the domain Webmd.com having a Home Page (the "WebMD Home Page") that can be located by using the following universal resource locator ("URL"), http://www.webmd.com/. The WebMD Site contains an Action Link to subscription-based healthcare information and services for healthcare professionals residing in the United States (the "WebMD Professional Site") and an Action Link to the first, or "start" Page (the "WebMD Consumer Start Page") of the portion of the WebMD Site which provides free healthcare information services and online communities for consumers (the "WebMD Consumer Site").

        B. MEDIBUY offers an Internet-based virtual marketplace to healthcare professionals and vendors at http://www.medibuy.com ("MEDIBUY Site"). Healthcare purchasing professionals use the transaction models and systems, including but not limited to the eRFP, eAuction and eCatalog services, available at the MEDIBUY Site as a quick, convenient way to electronically budget, source and purchase medical and surgical products, commodity items, medical related services capital equipment as well as business and facility-related products and services. ("MEDIBUY Services").

        C. This Agreement sets out the terms and conditions pursuant to which the Parties will provide certain services to each other, and compensate each other for such services.

        NOW, THEREFORE, in consideration of the foregoing recitals (which by this reference are hereby made a part of this Agreement) and the mutual promises set forth herein, the parties hereby agree as follows:

                    1. DEFINITIONS AND RULES OF CONSTRUCTION.

1.01 GENERAL DEFINITIONS.

        For purposes of this Agreement, the following terms have the following specified meanings:

        "ABOVE THE FOLD" means the portion of a Page that is designed to be visible on a standard computer screen set to a resolution of 800 pixels by 600 pixels without requiring the User to scroll horizontally or vertically through the Page.



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                                                               SIGNATURE VERSION

        "ACTION LINK" means a hypertext link, whether contained in a navigation bar of a Site, an On-Line Ad, a button, tab, other graphical image or other location on a Site, that, when clicked on by a User, takes the User to a different Page in a Site or to a Page located on a different Site.

        "AFFILIATE" means, with respect to a Party, any Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Party. For the purpose of this defined term, "Controls, Controlled by, or under common Control with, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract or through the ownership of voting securities, including the ownership of more than fifty percent (50%) of the equity, partnership, membership or similar interest in such Person.

        "GOVERNMENTAL BODY" means any federal, state, local, municipal, foreign, or other government or quasi-governmental authority of any nature (including, without limitation, any governmental agency, bureau, board, commission, branch, department, entity, or other instrumentality, and any court or other tribunal).

        "CHANGE IN CONTROL" means any change in the actual or beneficial ownership of more than forty percent (40%) of its voting stock in one or more related transaction(s), forty percent (40%) or more of such voting stock is held or controlled by any Third Party.

        "HOME PAGE" means the first page seen by a User when the User visits a Site on the Internet.

        "INTERNET" means a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used (among other things) to transmit content between, or enable commercial transactions between, a Site and a User.

        "IP RIGHT" means any copyright, trademark, patent, trade secret, moral right or other intellectual property or proprietary right of any kind (including applications therefor and, in the case of patents, any continuation or divisional patent applications claiming priority thereto), whether arising under the laws of the United States or any other nation, state or jurisdiction (including any foreign equivalents thereto).

        "LAW" shall mean any code, law (including common law), ordinance, regulation, rule, or statute applicable to a Person or its business, including those promulgated, interpreted or enforced by any Governmental Body.

        "LOOK AND FEEL" means, with respect to a Site, those elements of the Graphical User Interface of such Site comprising the visible features, characteristics and style of such Site which are unique to such Site and are consistent from page to page and which indicate the common identity of the various pages and identify such pages as forming a part of a single Site operated by a specific Person.



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                                                               SIGNATURE VERSION

        "PAGE" means a screen of information, including text or graphics, that is displayed on a User's computer screen when that User accesses a Site on the Internet.

        "PARTY" means a party to this Agreement.

        "PERSON" means any individual, corporation, partnership, limited liability company, trust, association or other entity or organization, including any governmental or political subdivision or any agency or instrumentality thereof.

        "SITE" means a Home Page and the Pages associated with such Home Page as a unified Site that are accessible through the use of the Internet at a single URL.

        "THIRD PARTY" means any Person that is not a Party or a wholly owned Affiliate of a Party.

        "USER" means a user of the Internet.

        "VENDOR" means a vendor approved by MEDIBUY to participate in transactions on the New Commerce Site as a provider of products.

        "WEBMD MEMBER" means any User who is a then current subscriber to the WebMD Professional Site developed and offered for access and use by Users residing in the United States of America.

1.02 TERMS DEFINED IN THE AGREEMENT.

        An index of terms defined in the body of the Agreement is attached hereto as Exhibit 1.02.

1.03 RULES OF CONSTRUCTION.

        In this Agreement, unless the context requires otherwise, the singular shall include the plural and vice versa. The words "including," "includes" or "included," shall be deemed to be followed by the words "without limitation."

                     2. NEW COMMERCE SITE DEVELOPMENT PLAN.

        Within sixty (60) days following the Execution Date the Parties will use their best efforts to jointly complete a project plan (the "New Commerce Site Development Plan") that will set mutually agreeable deadlines for the various tasks contemplated by this Agreement, including the design, rollout and implementation of the New Commerce Site, and that sets forth mutually developed guidelines, processes, procedures and plans for sales and marketing communications and a mechanism for evaluating and jointly pursuing additional service opportunities, to the extent such tasks, guidelines, processes, procedures, plans and mechanisms are not otherwise provided or defined in this Agreement.



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                                                               SIGNATURE VERSION

    3. CREATION OF THE NEW COMMERCE SITE AND MODIFICATIONS TO EXISTING SITES.

3.01 CHANGES TO THE MEDIBUY SITE.

        In accordance with the New Commerce Site Development Plan, MEDIBUY will modify the "Buyer's Center" page of the MEDIBUY Site to include a section equal in prominence to the "eRFP Manager" and "eAuction Manager" sections and Above the Fold entitled "Buying for Physician Offices," which shall be an Action Link leading to a page describing the New Commerce Site through WebMD as the exclusive channel through which Physician Buyers may access MEDIBUY Services.

3.02 CREATION OF THE NEW COMMERCE SITE.

        (a) General

        In accordance with the New Commerce Site Development Plan MEDIBUY will create a new Site (the "New Commerce Site") which: (i) will be hosted by MEDIBUY on its servers and will be served within a frame served by WebMD as set forth in the New Commerce Site Development Plan; (ii) will be accessible to WebMD Members that click on Action Links located on the WebMD Professional Site which are linked to a transition page on the New Commerce Site (each a "Transition Page");
(iii) will have the Look and Feel of the WebMD Professional Site, including the navigation bar and other graphics that are generally present when a User visits the various Pages of the WebMD Professional Site; and (iv) will allow a User to use the MEDIBUY Services; all in accordance with the following subsections. The Parties may mutually agree during the Term to have MEDIBUY serve the New Commerce Site without a WebMD served frame.

        (b) Hosting

        The New Commerce Site will be hosted by MEDIBUY on its servers (or the servers of its contractors) at MEDIBUY's sole cost and expense. The URL of the New Commerce Site will be masked to MEDIBUY's Site by a URL such as http://medibuy.webmd.com, and any such URL will be owned by WEBMD. If the Parties agree that the New Commerce Site will be served completely by MEDIBUY without a WebMD frame, the URL of the New Commerce Site will be a URL such as http://webmd.medibuy.com and such URL shall be owned by MEDIBUY. WebMD will receive Page view and reach credit for all User visits to each Transition Page (which shall constitute the initial page of the New Commerce Site) and MEDIBUY shall receive Page view and reach credit for all visits to all other pages of the New Commerce Site. To the extent WebMD serves content to a page of the New Commerce Site, and the served content constitutes a substantial portion of that page, then WebMD shall receive Page view and reach credit for all User visits to that page.

        (c) Look and Feel

        WebMD shall approve the Look and Feel of the New Commerce Site in its reasonable discretion. The primary design goal is to preserve as much of the then current Look and Feel of the WebMD Professional Site as reasonably possible given the



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                                                               SIGNATURE VERSION

functions which will be available from the New Commerce Site, so that a WebMD Member who views such Pages will feel that the WebMD Member remains on the WebMD Professional Site but is experiencing services offered by MEDIBUY. Accordingly, MEDIBUY will have branding on the New Commerce Site subservient to that of WebMD, such as "Powered by medibuy.com" at a size smaller than and placement less prominent than of WebMD branding. On-line Ads will not be placed on the New Commerce Site. If the Parties agree that the New Commerce Site will be served completely by MEDIBUY without a WebMD frame, the New Commerce Site will have a copy of the navigation bar of the WebMD Professional Site (and its Action Links) so that the WebMD Member can quickly return to the other Pages of the WebMD Professional Site. WebMD shall design and place Action Links on the WebMD Professional Site that link to the New Commerce Site, including placement on the WebMD Professional Site navigation bar at no lower than its second level, thus allowing a User to access a Transition Page with no more than two Action Link activations. Each Party will bear its own costs incurred in connection with the design of the New Commerce Site and the placement of such Action Links.

        (d) Access to the New Commerce Site.

        Access to the New Commerce Site shall be restricted to WebMD Members. WebMD Members and all Physician Buyers must access the New Commerce Site through Action Links on the WebMD Professional Site.

3.03 FUTURE CHANGES TO THE LOOK AND FEEL OF THE WEBMD PROFESSIONAL SITE.

        If, after the Effective Date, WebMD wishes to materially alter the Look and Feel or the design elements of the WebMD Professional Site, then WebMD (i) will give thirty (30) days advance notice of the "go live" date for such changes; (ii) will confer with MEDIBUY regarding such changes and cooperate with MEDIBUY in approving design changes to the New Commerce Site necessitated by the alterations to the WebMD Professional Site; and (iii) take such other action as may be commercially reasonable to carry out a coordinated design change. MEDIBUY shall make and implement such design changes to the New Commerce Site on the "go live" date for changes by WebMD to the WebMD Professional Site. MEDIBUY will bear the reasonable costs of any changes required to be made to the Look and Feel hereunder to the New Commerce Site.

                            4. PERFORMANCE STANDARDS.

4.01 TECHNICAL PERFORMANCE STANDARDS.

        The New Commerce Site will perform at or above the Technical Performance Standards, a copy of which is attached as Exhibit 4.01.



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                                                               SIGNATURE VERSION

4.02 STANDARDS RELATING TO THE NEW COMMERCE SITE.

        (a) General

        MEDIBUY covenants that (except as prohibited by applicable Law ) Vendors at the New Commerce Site will provide WebMD Members with online order fulfillment for the products and services each offers through the MEDIBUY Services, including the order fulfillment and credit card processing. MEDIBUY shall use reasonable commercial efforts to establish a survey program to collect information from Vendors describing the type, level and quality of customer service functions provided by the Vendor (e.g. problem resolution, technical or help desk support, warranty support, and returns and allowances) related to the sale and delivery of products and services to WebMD Members through the New Commerce Site and to make such customer service information conspicuously available to WebMD Members at the New Commerce Site. The New Commerce Site shall be fully functional seven (7) days per week, twenty-four (24) hours per day, subject only to planned and unplanned downtime as permitted by the Technical Standards. MEDIBUY will perform all its services hereunder in a manner that is consistent with commercially acceptable standards of quality and customer service applicable to first class on-line marketplace providers and in accordance with the New Commerce Site Development Plan.

        (b) Record Keeping

        MEDIBUY shall be responsible for keeping all records with respect to products sold through the New Commerce Site as may be necessary or reasonably desirable in order to (i) comply with applicable Law; and (ii) to verify the service fees due WebMD under this Agreement. Such records shall be maintained so as to reasonably satisfy any potential audit by any Governmental Body having jurisdiction over MEDIBUY or by any payor which has paid for items purchased through the New Commerce Site. Such records shall be subject to audit by WebMD's representatives pursuant to Section 1.01 during the Term and for one (1) year thereafter.

        (c) Discounts

        MEDIBUY shall use its commercially reasonable efforts to establish for WebMD Members pricing levels from Vendors for products and services offered by the Vendors at the New Commerce Site at a discount to retail pricing competitive with discounts provided by MEDIBUY Competitors.

                          5. ADVERTISING AND PROMOTION.

5.01 LAUNCH CAMPAIGN BY WEBMD.

        WebMD shall deploy a launch campaign for the New Commerce Site between March 1, 2000 and May 31, 2000. By February 15, 2000, WebMD shall present MEDIBUY the detailed plan for the launch campaign, outlining such elements as online promotion, placement on the WebMD Professional Site, rewards and incentive programs, banner ads on lab reports, direct mail campaign, collateral for physician services used at



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
                                                               SIGNATURE VERSION

tradeshows/exhibits, training programs for WebMD Members and development of internal sales plans.

5.02 POST LAUNCH CAMPAIGN BY WebMD.

        WebMD shall deploy on-going advertising for the New Commerce Site after the launch campaign during the Term. By June 15, 2000, WebMD shall present MEDIBUY a detailed plan for its post launch campaign, outlining such elements as online promotion, placement on the WebMD Professional Site, rewards and incentive programs, banner ads on lab reports, direct mail campaigns, collateral for physician services used at tradeshows/exhibits, training programs for WebMD Members and development of internal sales plans.

5.03 SALES DEVELOPMENT OBLIGATIONS OF MEDIBUY.

        MEDIBUY shall deploy advertising for the WebMD Site and the New Commerce Site to its customers during the Term. By February 15, 2000, MEDIBUY shall present WEBMD a detailed plan for its post launch campaign to develop increased sales through the New Commerce Site, outlining such elements as online promotions, providing and promoting the capability to access through the New Commerce Site products and services from multiple distributors, manufacturers and providers; providing and promoting the availability of multiple pricing schemes based on a WebMD Member's affiliations including that with WebMD; providing and promoting real time purchasing processes; and development of internal sales plans.

        Any online promotions of the New Commerce Site by MEDIBUY shall be under terms mutually agreed to by the Parties.

      6. CHANGES TO PRODUCTS AND SERVICES OFFERED BY THE NEW COMMERCE SITE.

6.01 PROHIBITED USES

        MEDIBUY warrants it prohibits Vendors from using the MEDIBUY Services for anything other than a lawful and legitimate business purpose. Examples of other than lawful and legitimate business uses by Vendors of the MEDIBUY Services, but are not limited to, the following: (i) selling or offering (x) stolen property, counterfeit items, contraband, controlled substances, firearms; tobacco; pornography, (y) products or services that violate any state or federal statute or regulation regarding the display, promotion, advertising, recommending or sale of medical supplies, (z) products or services or any other material which it is unlawful for the Vendor to sell or a WebMD Member to acquire (subsections (x)-(z) cumulatively the "Illicit Items"); (ii) placement on the New Commerce Site of any untrue, malicious, fraudulent, harassing, offensive or defamatory material, or any material that is irrelevant to a legitimate use of the site; (iii) introduction of viruses, worms or other programming routines that are intended to disrupt or interfere with the intended operation of the site; (iv) insertion of links to other sites of whatever character; (v) promotion of any unlawful activity or purpose, including any activity that could give rise to criminal or civil liability; (vi) manipulation of pricing on transactions by any means, including the placement of bad faith bids, use of shills in the



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
                                                               SIGNATURE VERSION

auction process or collusion between a buyer and seller to cause harm to a competitor; (vii) unauthorized alteration of any data or information supplied by another user of the site: or (viii) any activity that infringes on the copyright, patent, trademark or other rights of any person or entity.


6.02 RIGHT OF MEDIBUY TO PROVIDE NEW VENDORS AND PRODUCTS.

        From time to time during the Term, MEDIBUY shall be entitled to introduce new or replacement (i) Vendors who offer new or replacement products or services for sale through the New Commerce Site, and (ii) MEDIBUY Services, provided however, that MEDIBUY may not introduce Vendors who or services prohibited by Section 6.01.

6.03 RIGHT OF WebMD TO REQUEST THAT MEDIBUY INTRODUCE NEW VENDORS OR PRODUCTS.

        If WebMD reasonably believes that WebMD Members would purchase on-line significant quantities of any specific medical, surgical or office products or categories of products, WebMD will give MEDIBUY a written notice (the "New Product Notice") specifying the name and manufacturer or Vendor of the products or categories and a description thereof and the pricing of same (the "New Products") or the identity of a company that offers such products or categories for sale on-line (the "Additional Commerce Partner").

        If within ten (10) days of such notice MEDIBUY shall not have given WebMD written notice of MEDIBUY's intent to introduce Vendors who shall, or the agreement of current Vendors to offer such New Products, or products that are substantially similar to the New Products (the "Substitute Product"), as applicable, on the New Commerce Site within ninety (90) days, then, notwithstanding any other provisions of this Agreement, WebMD may sell, distribute or promote the New Products on the WebMD Professional Site or through the use of an Action Link on the WebMD Professional Site to the Site of a Third Party or otherwise; or enter into an alliance agreement with such Additional Commerce Partner pursuant to which WebMD may promote and pursuant to which WebMD Members can access the on-line offerings of such Additional Commerce Partner, as applicable for the New Products only.

        Furthermore, if within one hundred (100) days of the New Product Notice the New Commerce Site shall not have begun to offer through Vendors the New Products or the Substitute Products, WebMD may sell, distribute or promote the New Products on the WebMD Professional Site or through the use of an Action Link on the WebMD Professional Site to the Site of a Third Party or otherwise; or enter into an alliance agreement with such Additional Commerce Partner pursuant to which WebMD may promote and pursuant to which WebMD Members can access the on-line offerings of such Additional Commerce Partner, as applicable for the New Products only.



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                                                               SIGNATURE VERSION

6.04 RIGHT OF WebMD TO REQUEST THAT MEDIBUY PREVENT THE OFFERING OF CERTAIN PRODUCTS OR SERVICES TO WebMD MEMBERS.

        If WebMD reasonably believes that the offering for sale of any product or service through the New Commerce Site may harm or cause injury to third parties, or harm the reputation or goodwill of WebMD, or is competitive to services then offered by WebMD (the "Harmful Items"), MEDIBUY shall not offer, and shall prevent Vendors from offering, the product or service through the New Commerce Site following the procedure of Section 6.05.

6.05 REMOVAL OF ILLICIT AND HARMFUL ITEMS.

        If (i) MEDIBUY should reasonably know or (ii) MEDIBUY is notified by WebMD or a Third Party that a Vendor is offering through the New Commerce Site any Illicit or Harmful Item then MEDIBUY shall use its best efforts to remove the Illicit or Harmful Item from being offered on the New Commerce Site within seventy-two (72) hours of MEDIBUY reasonably knowing or being notified of any Illicit or Harmful Item on the New Commerce Site (the "Removal Period"). Such best efforts may include (i) instructing and having the Vendor remove the Illicit or Harmful Item from the New Commerce Site, (ii) MEDIBUY removing the Illicit or Harmful Item from the New Commerce Site or (iii) preventing the Vendor from participating in the New Commerce Site until the Illicit or Harmful
Item is removed from the Vendor's offerings on the new Commerce Site. MEDIBUY shall promptly notify WebMD of all communications between and actions taken by MEDIBUY and a Vendor concerning any Illicit or Harmful Item during the Removal Period and thereafter until the Illicit or Harmful Item is removed from the New Commerce Site.

                                 7. EXCLUSIVITY.

7.01 DEFINITIONS RELATED TO EXCLUSIVITY.

        "MEDIBUY COMPETITOR" means a Third Party or Affiliate of a Third Party having a principal business of providing an on-line marketplace for the sale or on-line sales of medical, surgical and general office supplies directly to private practice physicians, out-patient clinics, IDNs, acute care or extended care facilities; provided however, that notwithstanding the foregoing, the term MEDIBUY Competitor shall not include (i) E.I. Du Pont De Nemours & Co., or (ii) any other entity mutually agreed upon by the parties; provided, however that MEDIBUY agrees to act promptly and reasonably if WebMD requests that additional entities be added to the foregoing list to determine if it will allow the amendment, or (iii) any Additional Commerce Partner permitted by Section 6.02 with respect to the sale of New Products only.

        "WebMD COMPETITOR" means a Third Party or an Affiliate thereof principally engaged in the business of providing on-line healthcare information and services to private practice physicians, out-patient clinics, IDNs, acute care or extended care facilities or consumers or online health related communities for consumers, and shall include drkoop.com, CareInsite, IntelliHealth and Medscape.

                                                               SIGNATURE VERSION

        "PHYSICIAN BUYER" When establishing a buyer's account for the MEDIBUY Services, each User shall identify itself as purchasing products and services for (i) an acute care facility, (ii) an extended care facility, (iii) a private practice physician/physician group or (iv) an out-patient clinic. "Physician Buyer" shall mean all user who identify themselves under the procedure above as buying for a private practice physician/physician group or an out-patient clinic.

7.02 MEDIBUY'S EXCLUSIVE RIGHTS.

        (a) Promotion of Medibuy Competitors

        Except as otherwise provided herein and except for WebMD's obligations to (i) McKesson/HBOC Inc. under that certain agreement dated September 1, 1999 as existing as of the Effective Date, and (ii) Neoforma.com Inc. under that certain agreement dated May 12, 1999 as existing as of the Effective Date, during the Term, WebMD will not (i) place an Action Link to, or an On-Line Advertisement or any other advertisement or promotion for, a MEDIBUY Competitor on any Page of the WebMD Professional Site or any frame to the New Commerce Site served by WebMD; (ii) otherwise advertise, promote or facilitate, directly or indirectly, to a WebMD Member or any Person qualified to become a WebMD Member access to or use of any on-line commerce Site of a MEDIBUY Competitor for the procurement of medical, surgical or general office supplies, whether in off-line media, or in any communication made by or on behalf of WebMD, including e-mail, direct mail, or advertising sent or communicated by WebMD to WebMD Members or any Person qualified to become a WebMD Member in any manner or (iii) offer services which are substantially similar to any MEDIBUY Service for the procurement of any medical, surgical or general office supplies; provided however, notwithstanding the foregoing, WebMD may advertise to WebMD Members any medical, surgical or general office supplies product produced or manufactured, or medical, business and facility-related services provided, by or on behalf of, any Third Party manufacturer or provider (collectively, the "MEDIBUY Exclusive Rights").

        (b) Exceptions

        Notwithstanding the foregoing Section 7.02(a), if a WebMD Member requires access to a designated Group Purchasing Organization ("GPO") for its purchasing needs, WebMD shall have the right to (i) customize the WebMD Professional Site for any such WebMD Member such that the WebMD Member has access to any GPO(s)the WebMD Member is a member of through the customized WebMD Professional Site and (ii) create co-branded or non-WebMD branded versions of the WebMD Professional Site for use by an IDN, acute care center or extended care center (collectively "Institution") limiting purchasing services access to only those purchasing services offered by the designated GPO(s) for that Institution (each an "Institution Channel").

        WebMD shall notify MEDIBUY of negotiations to establish an Institution Channel. MEDIBUY shall have until thirty (30) days after such notice to offer a solution that will satisfy the needs of the Institution Channel to provide Institution members the ability to purchase the products and services offered by a designated GPO(s) to Institution

                                                               SIGNATURE VERSION

members through the Institution Channel as integrated with the New Commerce Site. The needs of the Institution Channel may require MEDIBUY to customize the New Commerce Site as viewed by Institution members, including limiting Vendors available to designated GPO(s), limiting products and services offered or presenting Institution member specific pricing. If the Institution rejects the MEDIBUY solution or does not respond to the solution offered by MEDIBUY within ten (10) days, WebMD shall offer access to the designated GPO(s) solely by launching a new browser window in which will appear content solely served by that GPO. WebMD shall not, other than as set forth in this paragraph, advertise, promote or facilitate, directly or indirectly, to a WebMD Member or any Person qualified to become a WebMD Member access to or use of the Site of a designated GPO(s) for the procurement of medical, surgical or general office supplies.

7.03 WHEN WebMD MAY TERMINATE MEDIBUY'S EXCLUSIVE RIGHTS.

        (a) Failure to Implement the New Commerce Site Development Plan

        If, at any time during the term of this Agreement, MEDIBUY fails to (i) implement or (ii) work in good faith with WebMD in the development of the New Commerce Site Development Plan, then WebMD may, on thirty (30) days advance written notice and opportunity to cure to MEDIBUY, terminate the MEDIBUY Exclusive Rights.

        (b) Failure to Meet Technical Performance Standards.

        If, at any time during the term of this Agreement, MEDIBUY fails to meet the Technical Performance Standards, then WebMD may, on thirty (30) days advance written notice to and opportunity to cure for MEDIBUY, terminate the MEDIBUY Exclusive Rights. Additionally, if at any time during the term of this Agreement, MEDIBUY fails to meet the Technical Performance Standards for three
(3) consecutive months or three (3) out of twelve (12) consecutive months shall give WebMD the right to terminate the Exclusive Rights of MEDIBUY.

        (c) Sale or Promotion of Certain Products.

        If, at any time during the Term of this Agreement, the MEDIBUY Services, either through the action or omission of MEDIBUY or a Vendor breaches the prohibitions regarding the sale or promotion of products or services that violate any state or federal statute or regulation regarding the display, promotion, advertising, recommending or sale of medical supplies, or products or services or any other material which it is unlawful for the Vendor to sell or a WebMD Member to acquire under Section 6.01, or fails to remove Harmful Items under Section 6.04 then WebMD may, on thirty (30) days advance written notice to and opportunity to cure for MEDIBUY, terminate the MEDIBUY Exclusive Rights.

7.04 WebMD'S EXCLUSIVE RIGHTS.

        Except as otherwise provided herein and except as to MEDIBUY's obligations to Physiciansite.com, Inc in that certain agreement last dated November 3, 1999, during the Term, MEDIBUY will not (i) place an Action Link to, or an On-Line Advertisement or any

                                                               SIGNATURE VERSION

other advertisement or promotion for, a WebMD Competitor on any Page of the New Commerce Site or MEDIBUY Site; (ii) otherwise advertise or promote a WebMD Competitor, whether in off-line media or in on-line media, or in any communication made by or on behalf of MEDIBUY, including, e-mail, direct mail, or advertising sent or communicated by MEDIBUY to its Vendors and buyers in any manner; (iii) offer health related content on, or by use of any Action Link on, the New Commerce Site, except (x) content concerning trends and statistical analysis relating to purchasing medical and surgical products, commodity items, medical related services capital equipment as well as business and facility-related products and services (y) health related content provided by WebMD or manufacturers, distributors or sellers of, and directly relating to products or services offered through the New Commerce Site or the MEDIBUY Site or with respect to the MEDIBUY Site only, other health related content that is not otherwise provided by WebMD which may be offered by MEDIBUY in accordance with the following paragraph or (z) generally and widely published and distributed journalistic articles or reports principally discussing e-commerce as it relates to the healthcare supply industry or the healthcare supply chain, or (iv) offer the MEDIBUY Services to any Physician Buyer other than through the WebMD Professional Site (collectively, the "WebMD Exclusive Rights").

        In the event MEDIBUY proposes to offer health related content provided by a Third Party (which Third Party shall in no event include any integrated provider of on-line healthcare information services whose principal business is competitive with WebMD's principal business, including, for example, drkoop.com, CareInsite, IntelliHealth and Medscape) on the MEDIBUY Site which content is not then provided by WebMD, MEDIBUY shall notify WebMD of its desire to offer such content, describing in its notice the nature of the desired content. WebMD shall have until thirty (30) days after MEDIBUY'S notice to provide the content as described in MEDIBUY'S notice. If WebMD rejects the opportunity to provide the content or fails to provide such content within the 30 day period, then MEDIBUY shall have the right to offer the Third Party content on the New Commerce Site and/or the MEDIBUY Site.

7.05 SPONSORSHIP ARRANGEMENTS.

        Nothing in this Agreement precludes WebMD or MEDIBUY from co-sponsoring or co-endorsing any event, service or product also co-sponsored or co-endorsed by a MEDIBUY Competitor or WebMD Competitor.

7.06 WHEN MEDIBUY MAY TERMINATE WebMD'S EXCLUSIVE RIGHTS.

        (a) Failure to Implement the New Commerce Site Development Plan

        If, at any time during the term of this Agreement, WebMD fails to work in good faith with MEDIBUY in the development of the New Commerce Site Development Plan, then MEDIBUY may, on thirty (30) days advance written notice and opportunity to cure to WebMD, terminate the WebMD Exclusive Rights.

                                                               SIGNATURE VERSION

        (b) Sale or Promotion of Certain Products.

        If, at any time during the Term of this Agreement, either through its action or omission, WebMD sells or promotes products or services, other than through the New Commerce Site, that violate any state or federal statute or regulation regarding the display, promotion, advertising, recommending or sale of medical supplies then MEDIBUY may, on thirty (30) days advance written notice to and opportunity to cure for WebMD, terminate the WebMD Exclusive Rights.

7.07 NO EXCLUSIVE RIGHTS AS REGARDS SERVICES

        Notwithstanding anything to the contrary herein, the Agreement does not preclude WebMD from creating a hyperlink from the WebMD Professional Site to, advertising, promoting or facilitating, directly or indirectly, to a WebMD Member access to any page solely relating to medical, business and facility-related services of an on-line commerce Site of a MEDIBUY Competitor; provided such page does not advertise, promote or facilitate, directly or indirectly, the sale of medical products, surgical products, or general office supplies.

        If at any time during the Term WebMD notifies MEDIBUY it has entered into an agreement precluding the New Commerce Site from offering WebMD Members a specific service, MEDIBUY shall use commercially reasonable efforts to remove the specific service from being offered on the New Commerce Site, but in no instance more than thirty (30) days after such notice.

                                8. COMPENSATION.

8.01 GENERAL.

        (a) MEDIBUY will pay WebMD:

        (i) a Slotting Fee during each year of the Term for the services delivered by and obligations of WebMD under Section 7.04 according to the following chart


                                 2000            $[...***...]
                                 2001            $[...***...]
                                 2002            $[...***...]

        in equal quarterly payments on each January 1, April 1, July 1 and October 1. In 2000 the January 1 and April 1 installments (aggregate $[...***...]) shall be paid within fifteen (15) days of the Effective Date, plus;

        (ii) for the services delivered by WebMD under Sections 5.01, 5.02 [...***...] of all Net Fees for transactions derived from the MEDIBUY Services described as eAuction



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
                                                               SIGNATURE VERSION

and as further described in attached Schedule 8.01 by WebMD Members through the New Commerce Site during the Term, plus;

        (iii) for the services delivered by WebMD under Sections 5.01, 5.02 [...***...] of all Net Fees for transactions derived from the MEDIBUY Services described as eRFP and eCatalog (when available) and as further described in attached Schedule 8.01 by WebMD Members through the New Commerce Site during the Term; and

        (iv) a mutually determined percentage of all compensation derived from each MEDIBUY Service available hereafter through the New Commerce Site.

        "Net Fees" means all compensation received by MEDIBUY attributable to the use of the MEDIBUY Services by WebMD Members, excluding only those amounts that MEDIBUY rebates to any WebMD Member, any credit card or other fees charges to and payable by MEDIBUY as a result of the method of payment selected by the WebMD Member, and any refund that MEDIBUY makes to any WebMD Member, which amount would not have been included in Net Fees had it not been refunded.

        (b) WebMD will pay MEDIBUY a Sales Development Fee for the services delivered by MEDIBUY under Article 4 and Section 5.03, as follows:


                                 2000               $[...***...]
                                 2001               $[...***...]
                                 2002               $[...***...]

        in equal quarterly payments on each January 1, April 1, July 1, and October 1 during the Term. The April 1, 2000 Sales Development Fee payment shall be $[...***...]and payable March 31, 2000.

        (c) Neither Party shall be entitled to compensation from the other Party except as set forth in this Article 8.

8.02 PAYMENT AND REPORTING TERMS.

        MEDIBUY will remit the designated percentage of Net Fees payable to WebMD under Section 8.01 (a)(ii)-(i) within thirty (30) days following the end of the month in which such fees were earned. MEDIBUY shall provide WebMD with a report of the fees earned by WebMD at the time such fees are remitted to WebMD. MEDIBUY also shall maintain records of all transactions subject to this Article, which records shall be subject to audit by WebMD in accordance with Section 1.01.



14                                            * Confidential Treatment Requested

                                                               SIGNATURE VERSION


8.03 AUDIT RIGHTS

        Each Party shall have the right to audit the other Party no more than twice per twelve (12) month period, and only during reasonable business hours and upon reasonable notice to the audited Party, to determine the accuracy of Net Fees payable to WebMD, or to determine the other Party's compliance with
Section 7.03 or Section 7.06, provided such audit is limited in scope to those materials of a Party relevant to determine the accuracy of payments made by MEDIBUY. If WebMD discovers a shortfall in the amount of fees paid by MEDIBUY for any period during the Term, MEDIBUY shall promptly remit the shortfall to WebMD following receipt of notice of the shortfall from WebMD. In addition, MEDIBUY shall pay for the cost of WebMD's audit or review in the event WebMD discovers a shortfall equal to at least five percent (5%) of the total amount originally paid by MEDIBUY. In the event of any dispute regarding the audit determination of either Party, the disputing Party shall notify the other Party of the nature of such dispute, the dispute will be referred to the Dispute Resolution provisions of this Agreement set out at Article 11.

8.04 CHANGE IN LAW.

        The Parties agree that in the event after the Effective Date of this Agreement there is a change in any applicable Law, which change would make continued performance by either Party under this Agreement impossible, intolerable, or in material violation of applicable Law, then, in such instance, this Agreement shall be modified in writing by the Parties hereto in accordance with the following procedures:

        To the extent that this Agreement fails to comply with any applicable Law due to a change described by this Section 8.04, the Parties shall immediately modify this Agreement, including this Section 10, within thirty (30) days after the effective date of such change in order to comply with applicable Law and to preserve the economic benefits contemplated by the Parties; and, if the Parties cannot, after good faith negotiations, mutually agree within such 30-day period upon changes necessary to comply with such applicable Law, this Agreement shall immediately terminate and be of no further force and effect.

        Further, upon the effective date of any such change in applicable Law, either Party may request a suspension of both Parties' performance under this Agreement until a modification under this Section 8.04 has been agreed to, and upon such request the performance by both Parties will be suspended until the Parties have agreed to such a modification, but any compensation earned by WebMD pursuant to this Agreement prior to such a suspension will be paid when due. For the purpose of this Section 8.04, the term "Law" shall include administrative rulings, judicial decisions, manual provisions, fraud alerts prepared by the Department of Health and Human Services' Office of the Inspector General ("OIG") and Advisory Opinions Issued by the OIG.

                                                               SIGNATURE VERSION

8.05 MEDIBUY LINKING OPTION

        In lieu of the agreements and obligations set forth in Articles 2-8, MEDIBUY may elect to have WebMD provide a direct link to the MEDIBUY site on a non-exclusive basis. Such link must be at least as prominent as that of any other provider of medical products, surgical products or general office supplies on the WebMD Site. In lieu of the compensation in Section 8.01, if MEDIBUY elects this option, MEDIBUY shall pay a one time upfront fee of [...***...] for allowing such access to the MEDIBUY Site from the WebMD Site.

                                  9. LICENSES.

9.01 RECIPROCAL RIGHT TO USE MARKS.

        Each Party hereby grants to each of the other Parties a world-wide, royalty-free, non-exclusive license during the term to use all of such granting Party's Marks set forth in Exhibit 9.01 hereto solely in connection with the organization and operation of the New Commerce Site and the advertising, marketing and promotion thereof and of products and services in each case in accordance with the terms and conditions of this Agreement. Each party granting a license to use Marks pursuant to the preceding sentence retains all right, title and interest in and to the Marks provided by such Party, and does not convey any proprietary interest therein to any other Party other than the license rights specifically granted herein. Any use of a Party's Mark by the other Party shall be pre-approved by the Party.

9.02 RESTRICTIONS ON USE OF MARKS.

        In addition to the other terms and conditions of this Agreement pertaining to the use of the Marks, the use by each Party of any mark belonging to any other Party (a "Co-Party Mark") shall be subject to the following terms and conditions:

               i) Each Party expressly acknowledges that it shall not use any Co-Party Mark in any manner or for any purpose except as specifically permitted by this agreement.

               ii) Each Party acknowledges that each of the Co-Party Marks is widely known, is a trade name, trademark, service mark, logo and/or domain name owned by the Party to whom it is attributed hereunder (the "mark owner"), has obtained prestige and distinction as a designation for high quality products or services, has gained wide public acceptance and goodwill and is of great value and importance to the mark owner. the parties further acknowledge and agree that all use of the marks in connection with the new commerce site and the advertising, marketing and promotion thereof must preserve and protect the prestige and value of the marks and all rights of the respective mark owners therein and thereto.



16                                            * Confidential Treatment Requested

                                                               SIGNATURE VERSION

               (iii) Each Party shall use the Co-Party Marks strictly in compliance with all applicable legal requirements. Each party shall cause to appear on all materials on or in connection with which any Co-Party Mark is used, such legends, markings and notices as may be reasonably necessary in order to give appropriate notice of any trademark or other rights therein or pertaining thereto.

               (iv) Each Party shall execute any documents reasonably required by a mark owner to confirm such mark owner's ownership of all rights in and to such mark owner's Co-Party Mark and the respective rights of the parties pursuant to this agreement.

               (v) No Party ever shall challenge the ownership of or the validity of a Co-Party Mark or any application for registration thereof, or any trademark registrations thereof, or any rights of the relevant mark owner therein. Also, no Party shall seek to register a Co-Party Mark or any variation or simulation thereof for any products or services, without the prior written consent of the mark owner.

               (vi) If any Party learns of any infringement or imitation of a Co-Party Mark, it promptly shall notify the relevant mark owner thereof. The relevant mark owner thereupon shall take such action as it deems advisable for the protection of its rights in and to such Co-Party Mark. No mark owner shall be required to take any action if it deems it inadvisable to do so and no other party may take any action with respect to a Co-Party Mark without the relevant mark owner's prior written approval.

               (vii) No Party has authorized any other Party hereunder to use its marks or any designation or identification relating to its marks or products in any manner or capacity other than as provided herein, except as may be set forth in a separate signed writing between such parties.

                          10. GOVERNANCE AND OVERSIGHT.

10.01 APPOINTMENT AND ROLE CONTRACT MANAGERS.

        Promptly following the Effective Date, each Party shall appoint an individual who shall serve as such Party's primary representative for purposes of this Agreement (each, a "Contract Manager"). Each Party may replace its Contract Manager from time to time during the Term on Notice to the other Party. Each Contract Manager shall have overall responsibility for managing and coordinating the performance of its Party's obligations under this Agreement.

10.02 APPOINTMENT AND ROLE STEERING GROUP.

        Promptly following the Effective Date, the Parties will establish a steering group, consisting of three executives from WebMD and three executives from MEDIBUY. The steering group will meet on a regular basis, either in person or via conference call, to set overall direction, monitor progress and resolve issues regarding the affiliation created

                                                               SIGNATURE VERSION

under this Agreement. The steering group will direct the Contract Managers to implement the Agreement and roll-out of the affiliation seamlessly to all WebMD Members.

                             11. DISPUTE RESOLUTION.

11.01 EFFORTS BY CONTRACT MANAGERS.

        Any dispute arising under this Agreement shall be considered first in person or by telephone by Contract Managers within seven business days after receipt (the date of receipt being referred to as the "Dispute Date") of a Notice from either Party specifying the nature of the dispute and referencing this Section. If for any reason, including a failure to meet or communicate, the Contract Managers have not resolved such dispute to the satisfaction of the Parties within twelve business days after the Dispute Date, then Contract Managers shall immediately refer such dispute to the Steering Committee.

11.02 EFFORTS BY STEERING COMMITTEE.

        Each Steering Committee member shall make a good faith attempt to consider such dispute in person or by telephone within twelve business days of a dispute being referred to him or her. The Steering Committee shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The Steering Committee shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, will be honored in order that each of the Parties may be fully advised of the other's position; provided, however, neither Party shall be required to disclose its confidential or proprietary information. The specific format for the discussions will be left to the discretion of the Steering Committee, but may include the preparation of agreed-upon statements of fact or written statements of position. The Parties agree that any such written statements will be prepared in connection with settlement negotiations, and as such will be privileged and shall not be used against the Party who prepared such statement unless it is subsequently introduced by the preparing Party in formal proceedings.

        Should the Steering Committee fail to reach agreement within 30 days of the initiation of the dispute resolution process (or such longer period as such representatives may agree in writing), then formal proceedings for the resolution of a dispute may be commenced in accordance with Section 11.03.

        The dispute resolution requirements set forth in this Article 11 shall not apply to claims arising out of or related to: (a) any infringement or misappropriation of either Party intellectual property, and (b) any violation of the confidentiality obligations set forth in Article 18.

                                                               SIGNATURE VERSION

11.03 MEDIATION AND ARBITRATION.

        The parties agree that any and all disputes, claims or controversies arising out of or relating to this agreement that cannot be resolved pursuant to Sections 11.01 or 11.02 shall be submitted to American Arbitration Association (the "Arbitration Firm"), or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to the Arbitration Firm, or its successor, for final and binding arbitration. Either Party may commence mediation by providing to the Arbitration Firm and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The mediation will be conducted in accordance with the Arbitration Firm's rules and procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with the Arbitration Firm and with one another in selecting a mediator from the Arbitration Firm's panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any employees of the Arbitration Firm, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either Party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the Party against whom enforcement is ordered.

                             12. WebMD MEMBER DATA.

12.01 OWNERSHIP.

        WebMD shall own all data provided by a WebMD Member; whether collected at the WebMD Site or the New Commerce Site (the "WebMD Member Data").

12.02 USE OF WebMD MEMBER DATA.

        MEDIBUY may only use WebMD Member Data to the extent necessary to facilitate use of the MEDIBUY Services by the WebMD Member through the New Commerce Site, and for no other purpose. WebMD may provide MEDIBUY such WebMD Member Data, at WebMD's sole discretion. MEDIBUY may use for its own internal purposes during the Term WebMD Member Data collected through the New Commerce Site in a format that describes the habits, usage patterns, demographics, and/or buying patterns of WebMD Members as a group but does not indicate the identity of any

                                                               SIGNATURE VERSION

particular WebMD Member, and information about an individual WebMD Member presented in a form distinguishable from information relating to other WebMD Members, but not in a form that enables a recipient to personally identify any WebMD Member or locate or contact any WebMD Member ,even on an identity-blind basis (the "Aggregate Information"). MEDIBUY shall make available to WebMD all Aggregate Information in a format mutually agreed upon by the parties.

12.03 SECURITY AND PRIVACY.

        Subject to restrictions imposed under applicable Law, WebMD's then current privacy policy will be the applicable privacy policy for the New Commerce Site. MEDIBUY agrees not to accept submissions of information through the New Commerce Site from individuals known to be nationals and residents of the member states of the European Union.

                     13. OWNERSHIP OF INTELLECTUAL PROPERTY.

13.01 OWNERSHIP BY MEDIBUY.

        WebMD acknowledges that, as between it and MEDIBUY, MEDIBUY owns or is the licensee of, all right, title and interest in and to all IP Rights contained on the MEDIBUY Sites, including the MEDIBUY trademarks, except for any WebMD trademarks displayed on such sites. WebMD understands and agrees that its use of any of the foregoing MEDIBUY property in connection with this Agreement shall not create in it any right, title or interest, in or to such property, and that all such use and goodwill associated with any such use shall inure to the benefit of MEDIBUY. MEDIBUY shall not develop during the Term or thereafter any Site having a Look and Feel confusingly similar to that of the WebMD Site or the New Commerce Site.

13.02 OWNERSHIP BY WebMD.

        MEDIBUY acknowledges that, as between it and WebMD, WebMD owns or is the licensee of, all right, title and interest in and to all IP Rights contained on the WebMD Sites, including the WebMD trademarks and the WebMD Content, except for any MEDIBUY trademarks displayed on such sites. MEDIBUY understands and agrees that its use of any of the foregoing WebMD property in connection with this Agreement shall not create in it any right, title or interest, in or to such property, and that all such use and goodwill associated with any such use shall inure to the benefit of WebMD.

13.03 OWNERSHIP AND THE NEW COMMERCE SITE.

        Notwithstanding any statement to the contrary in this Agreement, MEDIBUY acknowledges the Look and Feel of the New Commerce Site is the sole and exclusive property of WebMD. WebMD acknowledges that any materials used on the New Commerce Site developed solely by MEDIBUY without assistance from WebMD, as between WebMD and MEDIBUY, shall be the sole exclusive property of MEDIBUY. MEDIBUY acknowledges that any materials used on the New Commerce Site developed

                                                               SIGNATURE VERSION

solely be WebMD without assistance from MEDIBUY, as between WebMD and MEDIBUY, shall be the sole exclusive property of WebMD.

                            14. TERM AND TERMINATION.

14.01 TERM.

        This Agreement shall begin on the Effective Date, and shall expire April 1, 2003 (the "Term"), unless terminated earlier as provided below.

14.02 EARLY TERMINATION BY EITHER PARTY.

        "Material Breach" means a material uncured breach by a Party to meet its obligations under this Agreement that (i) has a material adverse effect on the other Party or (ii) is so egregious that the Agreement fails of its essential purpose, unless the breaching Party cures such previously uncured failures within sixty (60) days of receiving Notice thereof.

        (a) Either Party

        Either Party may terminate this Agreement upon written notice if

               (i) the other Party fails to make any payment due hereunder within 15 days of notice that a payment was not received when due;

               (ii) the other Party commits a Material Breach of this Agreement that is not cured within the time allowed by this Agreement,

               (iii) the other Party files a petition for bankruptcy or is adjudicated a bankrupt;

               (iv) a petition in bankruptcy is filed against the other Party and such petition is not dismissed within ninety (90) calendar days;

               (v) the other Party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law;

               (vi) a receiver is appointed for other Party or its business; or

        (b)    By MEDIBUY

               MEDIBUY may terminate this Agreement upon written notice if McKessonHBOC Inc. exercises its right to have WebMD continue to place an Action Link to any e-commerce Site designated by McKessonHBOC after November 12, 2000, which is the date one (1) year after the consummation of the transactions contemplated by the Healtheon-WebMD Reorganization Agreement.

                                                               SIGNATURE VERSION

14.03 TRANSITION PLANNING.

        On April 1, 2002 the Parties may commence negotiations regarding the renewal or extension of this Agreement, on such terms as the Parties may, in their sole discretion, deem appropriate. If (i) either Party chooses not to participate in such negotiations, (ii) either Party gives notice to the other that it does not believe that the continuations of such negotiations are likely to result in a renewed or extended agreement, or (iii) if the Parties have not agreed to the essential terms on which this Agreement will be renewed or extended by the date two years and six months after the Effective Date, then the Parties will begin the negotiation of a Transition Plan. The Transition Plan will set out the procedures that the Parties will follow during the Term to inform visitors to their respective sites as to the location of the other Parties' Site after the Term, and such other matters as the Parties may agree.

14.04 EFFECT OF TERMINATION.

        Termination of this Agreement by either Party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either Party hereto from any liability for breach of such Party's obligations under this Agreement.

        Within forty-five (45) calendar days following the expiration or termination of this Agreement, each Party shall pay to the other Party all sums, if any, due and owing as of the date of expiration or termination, net of any amounts due from the other Party as of such date.

        Upon the termination of this Agreement each Party (i) will promptly disable and remove any Action Links between such Party's sites (including Action Links, if any, from Controlled Sites) and the New Commerce Site, as applicable;
(ii) shall promptly remove from such Party's sites all copies of all the other Party's trademarks; (iii) shall promptly cease all other uses of the other Party's trademarks and (iv) take such other actions as may be contained in the Transition Plan.

14.05 SURVIVAL.

        Articles 11, 13, 15, 16, 17, and 18, and Sections 1.01, 14.04, 19.03,
and 19.11 shall survive expiration or termination of this Agreement.

                       15. REPRESENTATIONS AND WARRANTIES.

15.01 MUTUAL REPRESENTATIONS AND WARRANTIES.

        Each Party hereby represents and warrants to the other Party that:

        (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the necessary power and authority (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently

                                                               SIGNATURE VERSION

owned and used, and (iii) to enter into this Agreement and perform its obligations under this Agreement; and

        (b) Its execution and delivery of this Agreement, and the performance of its obligations and duties hereunder, do not and will not (i) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Body, (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which any of its properties or assets may be bound, (iv) violate any order, writ, injunction, decree, or Law applicable to it, excluding from the foregoing clauses (ii), and (iii) such filings, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on it or its ability to perform under this Agreement.

15.02 REPRESENTATIONS AND WARRANTIES BY WebMD.

        WebMD represents and warrants that:

               a. The WebMD Site does not and will not contain any matter which constitutes or results in a claim that, if true, constitutes libel, slander, false light, invasion of privacy or any other tort against or with respect to any Third Party;

               b. To the knowledge of WebMD, the WebMD Site, and the Look and Feel of any frame to the New Commerce Site served by WebMD does not and will not infringe the IP Rights of any Third Party; and

               c. The WebMD Professional Site, Look and Feel and any frame to the New Commerce Site served by WebMD do not and will not violate applicable Law.

15.03 REPRESENTATIONS AND WARRANTIES BY MEDIBUY.

        MEDIBUY represents and warrants that:

               a. The MEDIBUY Site and the New Commerce Site do not and will not contain any matter which constitutes or results in a claim that, if true, constitutes a libel slander, false light, invasion of privacy or any other tort against or with respect to any Third Party;

               b. To the knowledge of MEDIBUY, the MEDIBUY Site and the New Commerce Site do not and will not infringe the IP Rights of any Third Party;

               c. The MEDIBUY Site and the New Commerce Site do not and will not violate applicable Law.

                                                               SIGNATURE VERSION

15.04 INDEMNITY.

        (a) Each Party

        Each Party (the "Indemnifying Party") shall indemnify, defend and hold the other Party harmless from and against all Losses incurred in connection with or arising from any claim asserted by a Third Party that, if true, would constitute a breach of a representation or warranty made by the Indemnifying Party in Section 15.01, 15.02 or 15.03.

        (b) MEDIBUY

        MEDIBUY will indemnify, defend and hold WebMD harmless from any and all loss, cost, damage, expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses, claims or demands of any kind or nature whatever that arise in any way out of a Vendor's participation in or medibuy's operation of the New Commerce Site, including, but not limited to, products liability claims.

        "LOSSES" shall mean any and all losses, actual damages (and not special or consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

15.05 INDEMNIFICATION PROCEDURE.

        A Party seeking indemnification under Section 15.04 (the "Indemnified Party") shall promptly notify the Indemnifying Party in writing of any claim for indemnification; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

        The Indemnified Party shall tender sole defense and control of such claim to the Indemnifying Party. The Indemnified Party shall, if requested by the Indemnifying Party, give reasonable assistance to the Indemnifying Party in defense of any claim. The Indemnifying Party shall reimburse the Indemnified Party for any reasonable legal expenses directly incurred from providing such assistance, as such expenses are incurred.

        The Indemnifying Party shall have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Party may withhold its consent if any such judgment or settlement imposes any unreimbursed monetary or continuing non-monetary obligation on such Party or does not include an unconditional release of that Party and its Affiliates from all liability in respect of claims that are the subject matter of the indemnified claim.

                                                               SIGNATURE VERSION

15.06 INFRINGEMENT INDEMNITY.

        Each Party (the "Indemnifying Party") shall defend, indemnify, and hold harmless the other Party (the "Indemnified Party") and all its employees, officers, directors and agents at Indemnifying Party's expense from and against any and all claims, lawsuits, actions, decrees, judgments, orders, injunctions, or demands of any kind, including court costs, expenses and reasonable attorney's fees, to the extent that such claim, lawsuit, action, decree, judgment, order, injunction, or demand of any kind is based on a claim that the WebMD Professional Site, Look and Feel or any frame served by WebMD around the New Commerce Site, when WebMD is the Indemnifying Party, or the MEDIBUY Site or New Commerce Site (other than the Look and Feel or any frame served by WebMD around the New Commerce Site, when MEDIBUY is the Indemnifying Party, infringes a patent or copyright or the trade secret, IP Right or other proprietary right of a Third Party ("Infringement"), provided that Indemnifying Party is notified within 15 days in writing by Indemnified Party as to any such action and is given full authority, information, and assistance (at Indemnifying Party's expense) for the defense thereof and the right to control and direct the investigation, preparation, defense, and settlement of such action provided a failure to notify the Indemnifying Party as provided in this Section shall not relieve any Party from its obligation to provide indemnification to extent such failure is not prejudicial. This paragraph states an Indemnifying Party's sole liability with respect to claims of Infringement.

15.07 NO OTHER REPRESENTATIONS OR WARRANTIES.

        Each Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

15.08 REMEDIES CUMULATIVE.

        Except as otherwise expressly specified herein, the rights and remedies granted to each Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies that such Party has under the express terms of this Agreement.

                       16. DISCLAIMER OF OTHER WARRANTIES.

        EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPLICITLY PROVIDED FOR IN ARTICLE 15, THE OTHER PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO (A) THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF SUCH PARTY'S SITES OR IP RIGHTS; (B) THAT SUCH PARTY'S SITES WILL OPERATE UNINTERRUPTED OR ERROR-FREE; OR (C) THAT DEFECTS IN SUCH PARTY'S SITES OR IP RIGHTS HAVE BEEN OR WILL BE CORRECTED. WITHOUT LIMITING THE FOREGOING, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY

                                                               SIGNATURE VERSION

DAMAGES CAUSED BY THE FAILURE, DISRUPTION, DOWNTIME, INTERRUPTION, INCORRECT LINKAGE, DELAY, INACCURACY OR OTHER NONPERFORMANCE OF SUCH PARTY'S SITES.

                          17. LIMITATION OF LIABILITY.

        EXCEPT IN THE EVENT OF WILLFUL MISCONDUCT OR A CLAIM PURSUANT TO INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 15.06 or 15.04(b) HEREIN, IN NO EVENT SHALL A PARTY TO THIS AGREEMENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFITS, IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IN THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

                              18. CONFIDENTIALITY.

18.01 CONFIDENTIAL INFORMATION.

        "Confidential Information" means information about the disclosing Party's business or activities that are proprietary or confidential, other than Trade Secrets, which are marked or designated by such Party as "confidential" or "proprietary;" that is of value to a Party. "Trade Secret" means any information of a Party which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. No information shall be considered Confidential Information or Trade Secret of a disclosing Party if it can be shown that such information: (i) was known to the recipient prior to the date of disclosure by the disclosing Party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; (ii) hereafter becomes known (independently of disclosure by the disclosing Party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; (iii) becomes publicly known or otherwise ceases to be confidential, except through a breach of this Agreement by the recipient; or (iv) was independently developed by the recipient without use of Confidential Information or a Trade Secret of the other Party.

18.02 PROTECTION OF CONFIDENTIAL INFORMATION.

        The Parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information and Trade Secrets, including the creation of materials and the development of technology and techniques that are not generally known in the industry. The Party receiving any Confidential Information or Trade Secret of the other Party agrees to maintain the confidential status of such Confidential Information or Trade Secret and not to use any such Confidential Information or Trade Secret for any purpose other than the purposes for which it was originally disclosed to the receiving Party, and not to disclose any of such Confidential

                                                               SIGNATURE VERSION

Information to any Third Party until three (3) years after the Termination of the Agreement and to keep any Trade Secret confidential for as long as it remains a Trade Secret.

18.03 PERMITTED DISCLOSURE.

        The Parties acknowledge and agree that each may disclose Confidential Information or a Trade Secret: (i) as required by law; (ii) to their respective directors, officers, employees, attorneys, accountants and other advisors or independent contractors, who are under an obligation of confidentiality no less stringent than set forth herein, on a "need-to-know" basis; (iii) to their respective Affiliates; or (iv) in connection with disputes or litigation between the Parties that related to such Confidential Information or Trade Secret and each Party shall endeavor to limit disclosure to that purpose.

        Confidential Information or a Trade Secret may be disclosed to a legal, judicial or governmental entity, or as required by the rules or orders of a court or governmental entity, provided that, before such disclosure, the recipient shall give reasonable advance notice of such so that the disclosing Party can seek a protective order or the appropriate protection for the Confidential Information or Trade Secret.

18.04 APPLICABILITY.

        The foregoing obligations shall apply to directors, officers, employees and representatives of the Parties and any other Person to whom the Parties have delivered copies of, or permitted access to, such Confidential Information or Trade Secret in connection with the performance of this Agreement, and each Party shall advise each of the above of the obligations set forth in this Article.

18.05 CONFIDENTIALITY OF THE TERMS OF THIS AGREEMENT.

        Except as required by law (including disclosures necessary or appropriate in filings with the Securities Exchange Commission or any other Governmental Body) or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures on a "need-to-know" basis to its own officers, directors, employees and professional advisers or to prospective investors or acquirers in connection with an investment in or acquisition of such Party, each Party hereto agrees that neither it, nor its directors, officers, employees, consultants or agents shall disclose the specific terms of this Agreement without the prior consent of the other Party.

18.06 PUBLIC DISCLOSURE OF THE TERMS OF THIS AGREEMENT.

        Each Party consents to the filing of the Agreement with the U.S. Securities and Exchange Commission by the other party and to reference such Party's name and a description of this Agreement in any such filings. In connection with any public disclosure or filing with any governmental agency, including the Securities and Exchange Commission, each Party agrees to seek confidential treatment of the terms and conditions of this Agreement. In addition, any description of this Agreement, or any redacted version of this Agreement, intended to be filed or attached to any publicly filed document

                                                               SIGNATURE VERSION

by a Party shall be submitted to the other Party for review and input prior to filing. Notwithstanding anything to the contrary herein, neither Party may use any Mark of the other Party in any public disclosure or filing with any governmental agency, including the Securities and Exchange Commission, without the express written consent of the other Party.

                               19. MISCELLANEOUS.

19.01 PRESS RELEASE.

        The Parties agree to issue a joint press release about this Agreement promptly upon the Effective Date.

19.02 NO JOINT VENTURE.

        The sole relationship between the Parties shall be that of independent contractors. No partnership, joint venture, or other formal business relationship is hereby created between the Parties hereto. Neither Party shall make any warranties or representations, or assume or create any obligations, on the other Party's behalf except as may be expressly permitted hereunder or in writing by such other Party. Each Party shall be solely responsible for the actions of all their respective employees, agents and representatives.

19.03 GOVERNING LAW.

        This Agreement shall be interpreted and construed in accordance with the laws of the State of California without regard to the principles of conflicts of laws, and with the same force and effect as if fully executed and performed therein, and the laws of the United States of America.

19.04 AMENDMENT OR MODIFICATION.

        This Agreement may not be amended, modified or supplemented by the Parties in any manner, except by an instrument in writing signed on behalf of each of the Parties by a duly authorized officer or representative.

19.05 NO ASSIGNMENT.

        MEDIBUY shall not transfer or assign any rights or delegate any obligations hereunder including by assignment of this Agreement and the obligations hereunder to any successor of MEDIBUY by way of merger, consolidation, reorganization, Change of Control or the acquisition of substantially all of the business and assets of MEDIBUY relating to the Agreement to any WebMD Competitor in whole or in part, whether voluntarily or by operation of law. WebMD shall not transfer or assign any rights or delegate any obligations hereunder including by assignment of this Agreement and the obligations hereunder to any successor of WebMD by way of merger, consolidation, reorganization, Change of Control or the acquisition of substantially all of the business and assets of WebMD relating to the Agreement to any MEDIBUY Competitor in whole or in part, whether voluntarily or by operation of law. Any purported transfer, assignment

                                                               SIGNATURE VERSION

or delegation by either Party in violation of the above restrictions shall be null and void and of no force or effect. An assignment will not relieve a Party to this Agreement of any obligations under this Agreement.

19.06 NOTICES.

        Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the Party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) sent by facsimile. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; (b) three (3) days after the date of posting if transmitted by mail; or (c) if transmitted by facsimile, the date a confirmation of transmission is received. Either Party may change its address for purposes hereof on not less than three (3) days prior notice to the other Party. Notices hereunder shall be directed to, unless otherwise instructed by the receiving Party:

        If to MEDIBUY to:

                             MEDIBUY.com, Inc.
                             10120 Pacific Heights Boulevard, Suite 100
                             San Diego, CA  92121
                             Attn: Chief Financial Officer
                             Fax: 858-550-5039

        With a Copy to (which shall not constitute notice):

                             Cooley Godward LLP
                             4365 Executive Drive, Suite 1100
                             San Diego, CA  92121
                             Attn: Jeremy D. Glaser, Esq.
                             Fax: 858-453-3555

        If to WebMD, to:

                             Healtheon/WebMD Corporation
                             3399 Peachtree Road
                             Suite 400
                             The Lenox Building
                             Atlanta N.E., GA  30326
                             Attn: General Counsel
                             Fax: 404-479-7603

                                                               SIGNATURE VERSION

        With a copy to (which shall not constitute notice):

                             Alston & Bird LLP
                             One Atlantic Center
                             1201 W. Peachtree Street
                             Atlanta, GA 30309-3424
                             Attn: James A. Harvey
                             Fax: 404-881-7777

19.07 ENTIRE AGREEMENT.

        This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the Parties with respect to the subject matter hereof.

19.08 WAIVER.

        Any of the provisions of this Agreement may be waived by the Party entitled to the benefit thereof. Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

19.09 NO THIRD PARTY BENEFICIARIES.

        Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any Person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations or liabilities whatsoever.

19.10 FEES AND EXPENSES.

        Each Party shall be responsible for the payment of its own costs and expenses, including attorney's fees and expenses, in connection with the negotiation and execution of this Agreement.

19.11 SEVERABILITY.

        If the application of any provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the Parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

                                                               SIGNATURE VERSION

19.12 COUNTERPARTS; FACSIMILES.

        This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

19.13 INSURANCE.

        Throughout the Term, each Party shall procure and maintain at its own expense insurance naming the other Party as an additional insured and an additional loss payee, solely for purposes of the indemnification provisions of this Agreement which insurance must be satisfactory to other Party, of the following types and in the following amounts: at least $2 million in general liability insurance, which, in the case of WebMD, contains a rider or provision that expressly covers losses and claims made in connection with WebMD's provision of content over the Internet to Third Parties, and in the case of MEDIBUY, contains a rider or provision that expressly covers losses and claims made in connection with MEDIBUY's operation of the New Commerce Site, and umbrella liability insurance coverage in the amount of $4 million. All insurance to be maintained by a Party under this Section shall be with companies licensed to do business in the State of California for MEDIBUY and Georgia for WebMD and reasonably acceptable to the other Party. Each Party shall furnish to the other Party certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverage referenced in this Section. Such certificates or other documentation will include a provision whereby thirty (30) days' notice must be received by the other Party prior to cancellation or material alteration of the coverage by either a Party or the insurer in question.

                                                               SIGNATURE VERSION

        IN WITNESS WHEREOF, the duly authorized representatives of the Parties of have executed this Agreement as of the date first written below.



ATTEST:                                      MEDIBUY.COM, INC.



By:     /s/ Matt Feiner                      By:  /s/ Norman Farquhar
    ----------------------------------           -------------------------------
Name:  Matt Feiner                           Name:  Norman Farquhar
       -------------------------------              ----------------------------

Title: Controller                            Title: Executive V.P. & CFO
       -------------------------------              ----------------------------

DATE:      1/18/00                           DATE:       1/18/00
       -------------------------------              ----------------------------



ATTEST:                                      HEALTHEON/WebMD CORPORATION



By:  /s/ Joseph H. Ashlconti                 By:   /s/ Jeffrey T. Arnold
    ----------------------------------           -------------------------------

Name:    Joseph H. Ashlconti                 Name:  Jeffrey T. Arnold
       -------------------------------              ----------------------------

Title: Assistant General Counsel & V.P       Title:     CEO
       -------------------------------              ----------------------------

DATE:     1/18/00                            DATE:    1/18/00
       -------------------------------              ----------------------------

                                                               SIGNATURE VERSION

        Exhibit 1.02 - Index of Terms Defined in the body of the Agreement.


Aggregate Information..............................................Section 12.02
Agreement........................................................First Paragraph
Arbitration Firm...................................................Section 11.03
Confidential Information...........................................Section 18.01
Contract Manager...................................................Section 10.01
Dispute Date.......................................................Section 11.01
Effective Date...................................................First Paragraph
Harmful Items.......................................................Section 6.04
Illicit Items......................................................Section 6.021
Indemnified Party..................................................Section 15.05
Indemnifying Party.................................................Section 15.04
Infringement.......................................................Section 15.06
Losses.............................................................Section 15.04
Material Breach....................................................Section 14.02
MEDIBUY..........................................................First Paragraph
MEDIBUY Competitor..................................................Section 7.01
MEDIBUY Services.......................................................Recital A
MEDIBUY Site...........................................................Recital A
New Commerce Site................................................Section 3.02(a)
New Commerce Site Development Plan....................Section 4.02(a). Section 2
New Product.........................................................Section 6.02
Physician Buyer.....................................................Section 7.01
Removal Period......................................................Section 6.05
Substitute Product..................................................Section 6.02
Term...............................................................Section 14.01
Transition Page..........................................................3.02(a)
URL....................................................................Recital A
WebMD............................................................First Paragraph
WebMD Competitor....................................................Section 7.01
WebMD Consumer Site....................................................Recital A
WebMD Consumer Start Page..............................................Recital A
WebMD Exclusive Rights..............................................Section 7.04
WebMD Home Page........................................................Recital A
WebMD Professional Site................................................Recital A
WebMD Site.............................................................Recital A

                 Exhibit 4.01 - Technical Performance Standards.

        1.  PERFORMANCE

        A) All pages of the New Commerce Site must load quickly: the average page load time must be no more than 5 seconds below the Keynote Business 40. (For example, in September 1999, this average was 5.51 seconds, on a T1 as measured by the Keynote monitoring service from different Keynote agents across the Internet.).

        B) All pages of the New Commerce Site must average 99.3% up time, as measured by Keynote monitoring service.

        C) The New Commerce Site must post a mutually approved message in the event of a system outage.

        D) Measurements in this Section 1 are to be made on a monthly basis.

        2.  MONITORING/REPORTING

        A) MEDIBUY or MEDIBUY's supplier of web hosting services must use Keynote monitoring service, or other similar service approved by MEDIBUY and reasonably acceptable to WebMD, to provide daily monitoring of the New Commerce Site performance and availability.

        B) MEDIBUY will provide to WebMD weekly or other appropriate periodic reports which detail server up time with the following details per period:

        (i) average response time;

        (ii) actual daily response time detail;

        (iii) average server up time; and

        (iv) actual daily server up time.

        C) This information will be e-mailed to WebMD's Contract Manager each Monday for the previous period's reports.

        3.  ESCALATION PROCEDURES

        A) MEDIBUY will notify, or will cause its supplier of web hosting services, to notify WebMD within ten (10) minutes of a service outage: Status information to include:

        (i) reason for the outage; and

        (ii) ETA for service restoration.



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
                                                               SIGNATURE VERSION

        B) Notification to WebMD shall occur by the following communications channels (or other channels designated by WebMD from time to time):

               outages@webmd.net

               Nawaf Muallem: 404-307-5086

               Mitch Miller: 404-229-9883

        C) If WebMD becomes aware of a service outage and has not been notified by e-mail by MEDIBUY or its hosting service provider, WebMD may contact MEDIBUY and will be given the information listed in 3.A).

        D) MEDIBUY shall continue to notify WebMD with updated status for the duration of the outage.

        E) MEDIBUY shall also provide a post incident summary including:

        (i) the cause of the problem;

        (ii) method used to correct the problem; and

        (iii) measures MEDIBUY, or its web hosting supplier, will take to prevent further occurrences

        4.  BUSINESS RESUMPTION

        A) MEDIBUY, or MEDIBUY's web hosting supplier, must prove the ability to switch processing from a primary server to a hot backup server within five (5) minutes.

        B) MEDIBUY, or MEDIBUY's web hosting supplier, must perform an analysis that documents all of the single points of failure in MEDIBUY's web site system, including network components such as routers, hardware and software components.

        C) MEDIBUY, or MEDIBUY's web hosting supplier, must eliminate all of the single points of failure within MEDIBUY's web site system, within three (3) months from the date of this Agreement.

                                  Exhibit 8.01

                          MEDIBUY SERVICES DESCRIPTIONS


        eAUCTION. Our eAuction service, launched in June 1999, gives users the opportunity to buy and sell new and used equipment in an auction style format. Through eAuction, buyers can access information about and submit bids for items being auctioned by sellers. Buyers can browse available auctioned products or conduct specific searches through hundreds of products ranging from pre-owned, "as-is" products to reconditioned and seller-warranted products.


        Through eAuction, sellers can maximize the value of their excess assets by offering them for sale on a worldwide basis. The auction style format helps distributors, manufacturers and healthcare providers by automating and reducing the costs of liquidating excess inventory.


        eRFP. Our eRFP service, launched in April 1999, automates and reduces inefficiencies in the request-for-proposal process for the procurement of healthcare supplies. Through eRFP, a buyer can anonymously submit a request-for-proposal, commonly known as an RFP, to sellers registered within the product categories selected by the buyer. In this manner, buyers can submit RFPs for items in our eCatalog as well as other items and services not currently in our eCatalog. Sellers can then submit proposals in response to the RFP. Finally, the buyer can review aggregated responses and accept the proposal that best meets its needs. eRFP gives sellers an equal opportunity to submit proposals against RFPs in an anonymous setting and is designed to lower costs and reduce the time required for buyers to locate products and services.


        eCATALOG. Our eCatalog service, launched in December 1999, provides our buyers with ability to purchase a large variety of products and services available through our Web site's electronic catalog. Buyers can use eCatalog to compare products based on product characteristics and price and to purchase and automatically re-order products and services.


        The information provided through our eCatalog service is electronically linked with our sellers' databases, ensuring current and accurate seller pricing and immediate access to available inventory information. Our eCatalog service provides consistently updated seller information reflecting changes to a seller's product database. In addition, our eCatalog service coordinates buyer-specific pricing structures to offer buyers either current market pricing or specific pre-negotiated contract pricing. eCatalog enables sellers to provide targeted electronic marketing information to accompany their product listings, allowing them to compete on product features and not just price. Should a buyer ultimately decide that a product's price, availability or other terms are not attractive, the buyer can immediately use eRFP to solicit proposals from potential sellers in an attempt to improve these terms.

                                  Exhibit 9.01



            MEDIBUY MARKS                                 WebMD MARKS
---------------------------------------         --------------------------------

               MEDIBUY                                       WEBMD

                                                               SIGNATURE VERSION


                    MODIFICATION OF JOINT MARKETING AGREEMENT

                                                               SIGNATURE VERSION

        March 3, 2000


        Chief Executive Officer
        Healtheon/WebMD Corporation.
        3399 Peachtree Road
        Suite 400
        The Lenox Building
        Atlanta N.E., GA  30326



RE:     MODIFICATION OF JOINT MARKETING AND PROMOTION AGREEMENT


        The purpose of this letter is to modify certain provisions of the Joint Marketing and Promotion Agreement (the "Agreement") between medibuy.com, Inc. ("MEDIBUY") and Healtheon/WebMD Corporation ("WebMD") and to memorialize certain recent discussions between the parties.


        As you know, MEDIBUY is in discussions with Premier, Inc. ("Premier") relating to an e-commerce outsourcing agreement under which medibuy or its affiliate will provide e-commerce services to Premier and its members and affiliates (the "E-Commerce Outsourcing Agreement"). Premier has raised concerns about our ability to effectively implement such transactions in light of the terms of the Agreement. In view of these developments, the following modifications and acknowledgements are made:


        The parties agree that:


- the definition of "Physician Buyer" in the Agreement (Section 7.01) shall specifically exclude any physicians, physician groups or outpatient clinics that are participants in programs operated by Premier or its affiliates ("Premier Programs") and are owned, employed or managed by Premier, Premier members or their affiliates.


-   the definition of "WebMD Competitor" in the Agreement used in Section 7.04
    (i) (but not with respect to the New Commerce Site) and Section 7.04 (ii) shall specifically exclude Premier and any of its affiliates, and any services or offerings that are directed to physicians, physician groups, or outpatient clinics that are provided, sponsored or managed by Premier or its affiliates or members of Premier or its affiliates. Provided, the existence of Provider Select as an affiliate of Premier or such other affiliate of Premier principally engaged in providing products or services to physicians, physician groups or outpatient clinics (the "Other Premier Affiliate") shall not be deemed to make Premier or its other affiliates a WebMD Competitor for the purposes of the Agreement. Provided further, that for the purposes of Sections 7.04(i) and Section 7.04 (ii), Provider Select and the Other Premier Affiliate shall not be excluded from the definition of a WebMD Competitor. Notwithstanding anything

                                                               SIGNATURE VERSION

    to the contrary herein or in the Agreement, MEDIBUY shall not (i) place an Action Link to, or an On-Line Advertisement or any other advertisement or promotion for any Premier Program on any Page of the New Commerce Site or publicly available non-password protected Page of the MEDIBUY Site that includes a direct link to a Premier Program that is principally engaged in providing products or services to physicians, physician groups or outpatient clinics that are not owned, employed or managed by Premier, Premier members or their affiliates; or (ii) otherwise advertise or promote to any non-Premier members or Premier affiliates any Premier Program that is principally engaged in providing products or services to physicians, physician groups or outpatient clinics that are not owned, employed or managed by Premier, Premier members or their affiliates, whether in off-line media or in on-line media, or in any communication made by or on behalf of MEDIBUY, including, e-mail, direct mail, or advertising sent or communicated by MEDIBUY to its Vendors and buyers in any manner.


        WebMD hereby consents to the potential transaction between medibuy and Premier, including (i) the issuance of equity securities of medibuy in excess of 40% of the total outstanding equity securities of medibuy and (ii) the entering into of the E-Commerce Outsourcing Agreement provided, during the term of the Agreement, that no e-commerce services shall be provided by medibuy under such agreement to Premier's Provider Select affiliate or Other Premier Affiliate without the consent of WebMD which may be withheld in the sole discretion of WebMD.


        For the purposes of this letter an "affiliate" means, with respect to an entity, any person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such entity. "Controls, Controlled by, or under common Control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether by contract or through the ownership of voting securities, including the ownership of more than fifty percent (50%) of the equity, partnership, membership or similar interest in such person.

Please sign this letter below to acknowledge your agreement and approval of the foregoing. This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. Except only as acknowledged above, all of the terms and provisions of the Agreement shall continue unchanged and in full force and effect.

Very truly yours,

MEDIBUY.COM, INC.



By:    /s/ Dennis Murphy
     -------------------------------------
     Dennis Murphy
     President and Chief Executive Officer

                                                               SIGNATURE VERSION


Accepted and Agreed as of   ____________, 2000

HEALTHEON/WebMD CORPORATION



By:    /s/ Geoffrey Rutledge
     -------------------------------------
     Geoffrey Rutledge
     Vice President, Business Development



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